EXHIBIT 11

               GRANITE STATE BANKSHARES, INC. AND SUBSIDIARY
         Calculations of Earnings Per Common and Common Equivalent Share and Earnings Per Common Share Assuming Full Dilution
                  (In Thousands, Except Per Share Amounts)

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

                                                     Year Ended December 31,
                                       1995                  1994                  1993
                              --------------------  --------------------  --------------------
                              Common and            Common and            Common and
                              Common       Fully    Common       Fully    Common       Fully
                              Equivalent   Diluted  Equivalent   Diluted  Equivalent   Diluted
                              ---------    -------  --------    -------   --------    -------

Net income available
  to common stockholders        $ 3,435    $ 3,435    $ 2,823    $ 2,823    $ 1,899    $ 1,899

Adjustments:
  Preferred stock dividend      $     0    $     0    $     0    $     0    $     0    $   228
                                -------    -------    -------    -------    -------    -------
                                $ 3,435    $ 3,435    $ 2,823    $ 2,823    $ 1,899    $ 2,127
                                =======    =======    =======    =======    =======    =======


Weighted average number
  of shares outstanding           2,066      2,066      2,138      2,138      1,851      1,851

Adjustments:
  Assumed issuance under
   stock option plan                110        117         91         95         65         82

  Assumed conversion of
   preferred shares to
   common shares                      0          0          0          0          0        305
                                -------    -------    -------    -------    -------    -------
                                  2,176      2,183      2,229      2,233      1,916      2,238
                                =======    =======    =======    =======    =======    =======

Earnings per
  Common share                  $  1.58    $  1.57    $  1.27    $  1.26    $  0.99    $  0.95
                                =======    =======    =======    =======    =======    =======

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